UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

EQT Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUBJECT:  ANNUAL SHAREHOLDERS’ MEETING

The Company’s Annual Meeting of Shareholders will be held in Pittsburgh on Tuesday, May 10, 2011.  Proxy material was mailed to all record shareholders on March 24, 2011, as well as to participants in the Company’s 401(k) Plan who have an EQT stock account and to employees who hold restricted EQT shares.  If you own EQT stock in “street name” through a bank or broker, you will receive the same material from that source.

Your vote is more important than ever in 2011.  This year’s proxy includes eight Company proposals, two of which require approval of a super-majority of the issued and outstanding shares for adoption.  Most of these proposals are also considered “non-routine matters” under stock exchange rules, which means that banks and brokers who do not receive instructions are not permitted to vote on such items.  Consequently, shareholders who do vote will influence the outcome of the election in greater proportion than their percentage ownership of the company.  The eight proposals are as follows:

Item No. 1	Election of Directors

Item No. 2	Ratification of Ernst & Young, LLP

Item No. 3	Approval of 2011 Executive Short-Term Incentive Plan

Item No. 4	Approval of a non-binding resolution regarding the compensation of the Company’s executive officers for 2010

Item No. 5	Provide a non-binding recommendation as to the frequency with which shareholders will vote on say-on-pay proposals in future years

Item No. 6

Approval of an amendment to the Company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections (Requires approval of 2/3 of the Company’s issued and outstanding shares)

Item No. 7	Approval of an amendment to the Company’s Restated Articles of Incorporation related to vacancies in the Board of Directors

Item No. 8

Approval of an amendment to the Company’s Restated Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety (Requires approval of 2/3 of the Company’s issued and outstanding shares)

You can read more about each proposal in the Company’s proxy statement.

Management urges you to vote FOR the election of all nominees for director, FOR the ratification of Ernst & Young LLP as independent registered public accountants, FOR the approval of the 2011 Executive Short-Term Incentive Plan, FOR the approval of the Company’s executive compensation, FOR the “1 Year” alternative noted in Item 5, FOR the approval of an amendment to the company’s Restated Articles of Incorporation to adopt a majority voting standard for uncontested director elections, FOR the approval of an amendment to the company’s Restated Articles of Incorporation related to vacancies in the Board of Directors, and FOR the approval of an amendment to the company’s Restated

Articles of Incorporation to eliminate shareholder pre-emptive rights in their entirety.

If you have not already done so, please vote each of your proxy and/or direction cards via the Internet, telephone or by signing, dating and returning the cards in the envelopes provided as soon as possible.  The direction card for your 401(k) shares can be returned in the envelope addressed to BNY Mellon Shareowner Services who will tabulate the votes for Fidelity.  Fidelity in turn will vote your shares as directed by you on the direction card.

If you have received a direction card for restricted shares, please return it to Nicole H. King (22nd Fl., EQT Plaza) for recording and tabulation.  You are not permitted to vote these shares via the Internet or telephone.

Please vote all of your shares by responding to each proxy or direction card promptly.

Because a large number of employees are shareholders, we obviously could not operate efficiently if we were to invite all employee shareholders to attend the Annual Meeting.  Therefore, only those employees who are specifically requested by David Porges to be present at the shareholders’ meeting will be authorized to attend.  Otherwise, you will need to take a vacation day if you wish to attend the meeting.

If you have any questions, please call the Corporate Secretary’s office at 412-553-5891.

***Managers, please post this for the benefit of those employees who do not have e-mail access.***